Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2018

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules.  This Conflict Minerals Report and our conflict minerals policy are available on our web site at www.ti.com/conflictminerals.   We are not incorporating by reference the contents of our web site into this Conflict Minerals Report.  “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict:  tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2018 (collectively, “CMs”).  We designed the CM Process with the intent to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition).  The design of the CM Process included the following:

•	a conflict minerals policy;
•

an organizational structure and processes intended to ensure that our direct suppliers of materials that contain CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

•

a process, which uses a reporting tool developed by the Responsible Minerals Initiative (“RMI”) and data gathered through the Responsible Minerals Assurance Process (“RMAP”) (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”);

•	assessment and management of risks identified through the process described above;
•	a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process;
•	reliance on the RMAP to validate supply chain due diligence; and
•	public reporting of the results of our due diligence.

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”), is limited.  Our supply chain for CMs is complex.  In many cases, we are multiple steps removed from the smelter or the mine, and we depend on information from Suppliers that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the RMAP.  The RMAP is a voluntary program in which an independent third party evaluates smelters’ and refiners’ procurement and inventory practices and determines whether the smelter or refiner (“Smelter”) has demonstrated that all the materials it processed originated from conflict-free sources.  The RMAP is overseen by the RMI, which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative.  TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

•	communicating our CM policy to Suppliers;
•

directing Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

analyzing Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and following up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	comparing the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and
•

reviewing other source materials for Smelters that are not compliant with the RMI (these Smelters may supply CMs to us for products other than ICs) if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

IV.	Our Findings

We have determined that all of our integrated circuits (“ICs”) 1 were conflict-free. Our determination is based on the finding that all the Smelters identified to us by our Suppliers as being potentially in the supply chain for these products in 2018 supplied CMs exclusively from conflict-free sources. ICs accounted for approximately 91 percent of TI revenue in 2018.

In 2018, we continued to make progress in our due diligence efforts with regard to Smelters that are not compliant with the RMI (these Smelters may supply CMs to us for products other than ICs). While we primarily relied on information from our first-tier suppliers, in some cases we contacted second-tier suppliers for more complete information. That information, combined with the information available through the RMAP, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

Of the Smelters identified for 2018, we have determined that the CMs potentially supplied to us by 88 percent of the Smelters were conflict-free, as compared with 81 percent for 2017.  Another 1 percent of the Smelters identified for 2018 have committed to participate in a third-party audit of their Conflict Status.  In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

We do not have complete information about the CMs in our entire supply chain.  For 2018, approximately 76 percent of Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI.  (Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI.)  Industry efforts to collect and verify CM origin information remain incomplete.  For Smelters that have committed to participate in a third-party audit of their Conflict Status, that status is currently undeterminable because the audits are not complete.  The results of our due diligence, which are summarized in the charts below, reflect these limitations.

[1]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames.  It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

Smelter Status – Overview

IC Supply Chain

2017	2018

Total = 212 Smelters potentially in	Total = 246 Smelters potentially in
the supply chain for ICs	the supply chain for ICs

Overall Supply Chain

(including ICs)

2017	2018

Total = 311 Smelters potentially	Total = 284 Smelters potentially
in the supply chain	in the supply chain

Smelters for which we determined, based on an independent third-party audit, the conflict minerals potentially supplied to TI were conflict-free

Smelters for which we determined the origin of the minerals potentially supplied to us was undeterminable – these Smelters have committed to participate in a third-party audit of their Conflict Status

Smelters for which we determined the origin of the minerals potentially supplied to us was undeterminable –these Smelters have not committed to participate in a third-party audit of their Conflict Status

Smelter Status – By CM

For an explanation of the color codes, see the notes in the Smelter Status – Overview charts directly above.

The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

V.	Product Scope

In 2018, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2018: Analog (consisting of Power, Signal Chain, and High Volume product lines) and Embedded Processing (consisting of Connected Microcontrollers and Processors product lines).  We report the results of our remaining business activities in Other.  Other includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP products, calculators, and certain custom semiconductors known as application-specific integrated circuits).  For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries, including to improve our due diligence:

•	redistribute copies of our CM policy to Suppliers;
•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;
•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and
•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in a RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report.  The report by Crowe LLP is set forth as Appendix B to this Conflict Minerals Report.

[Intentionally blank]

Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2018.  As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

Table 1	Total RMAP compliant Smelters: 250	Tungsten Smelters	39
		Tin Smelters	71
		Tantalum Smelters	40
		Gold Smelters	100
Table 2	Total undeterminable Smelters: 34	Tungsten Smelters	1
		Tin Smelters	6
		Tantalum Smelters	0
		Gold Smelters	27

1.	Table 1:

Listed below are the 250 Smelters identified to us by our Suppliers as potentially in our supply chain for 2018 that the RMAP has reported as compliant with its audit protocols.  On that basis, we have determined that the CMs supplied by these Smelters were conflict-free.  The location information is as reported by the RMAP as of February 1, 2019.

*Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country Location
1.	A.L.M.T. TUNGSTEN Corp.*	Tungsten	JAPAN
2.	ACL Metais Eireli*	Tungsten	Brazil
3.	Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten	CHINA
4.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA
5.	Fujian Jinxin Tungsten Co., Ltd.*	Tungsten	CHINA
6.	Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA
7.	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten	CHINA
8.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA
9.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA
10.	Global Tungsten & Powders Corp.*	Tungsten	UNITED STATES
11.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA
12.	H.C. Starck Smelting GmbH & Co. KG*	Tungsten	GERMANY
13.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY
14.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA
15.	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten	CHINA
16.	Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten	CHINA
17.	Hydrometallurg, JSC*	Tungsten	RUSSIAN FEDERATION
18.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN
19.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA
20.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA
21.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA
22.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA

23.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA
24.	Kennametal Fallon*	Tungsten	UNITED STATES
25.	Kennametal Huntsville*	Tungsten	UNITED STATES
26.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA
27.	Masan Tungsten Chemical LLC (MTC)*	Tungsten	VIETNAM
28.	Moliren Ltd.*	Tungsten	RUSSIAN FEDERATION
29.	Niagara Refining LLC*	Tungsten	UNITED STATES
30.	Philippine Chuangxin Industrial Co., Inc.*	Tungsten	PHILIPPINES
31.	South-East Nonferrous Metal Company Limited of Hengyang City*	Tungsten	CHINA
32.	Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten	VIETNAM
33.	Unecha Refractory metals plant*	Tungsten	RUSSIAN FEDERATION
34.	Wolfram Bergbau und Hütten AG*	Tungsten	AUSTRIA
35.	Woltech Korea Co., Ltd.*	Tungsten	KOREA (REPUBLIC OF)
36.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA
37.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA
38.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten	CHINA
39.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Tungsten	CHINA
40.	Alpha*	Tin	UNITED STATES
41.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin	CHINA
42.	Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin	CHINA
43.	China Tin Group Co., Ltd.*	Tin	CHINA
44.	CV Ayi Jaya*	Tin	INDONESIA
45.	CV Dua Sekawan*	Tin	INDONESIA
46.	CV Gita Pesona*	Tin	INDONESIA
47.	CV United Smelting*	Tin	INDONESIA
48.	CV Venus Inti Perkasa*	Tin	INDONESIA
49.	Dowa*	Tin	JAPAN
50.	EM Vinto*	Tin	BOLIVIA
51.	Fenix Metals*	Tin	POLAND
52.	Gejiu Fengming Metallurgy Chemical Plant*	Tin	CHINA
53.	Gejiu Jinye Mineral Company*	Tin	CHINA
54.	Gejiu Kai Meng Industry and Trade LLC*	Tin	CHINA
55.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA
56.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	Tin	CHINA
57.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd*	Tin	CHINA
58.	Guanyang Guida Nonferrous Metal Smelting Plant*	Tin	CHINA
59.	HuiChang Hill Tin Industry Co., Ltd.*	Tin	CHINA
60.	Huichang Jinshunda Tin Co., Ltd.*	Tin	CHINA

61.	Jiangxi New Nasan Technology Ltd.*	Tin	CHINA
62.	Magnu's Minerais Metais e Ligas Ltda.*	Tin	BRAZIL
63.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA
64.	Melt Metais e Ligas S.A.*	Tin	BRAZIL
65.	Metallic Resources, Inc.*	Tin	UNITED STATES
66.	Metallo Belgium N.V. *	Tin	BELGIUM
67.	Metallo Spain S.L.U. *	Tin	SPAIN
68.	Mineração Taboca S.A.*	Tin	BRAZIL
69.	Minsur*	Tin	PERU
70.	Mitsubishi Materials Corporation*	Tin	JAPAN
71.	Modeltec Sdn Bhd*	Tin	MALAYSIA
72.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES
73.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND
74.	Operaciones Metalurgical S.A.*	Tin	BOLIVIA
75.	PT Aries Kencana Sejahtera*	Tin	INDONESIA
76.	PT Artha Cipta Langgeng*	Tin	INDONESIA
77.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA
78.	PT Babel Inti Perkasa*	Tin	INDONESIA
79.	PT Bangka Prima Tin*	Tin	INDONESIA
80.	PT Bangka Serumpun*	Tin	INDONESIA
81.	PT Bangka Tin Industry*	Tin	INDONESIA
82.	PT Belitung Industri Sejahtera*	Tin	INDONESIA
83.	PT Bukit Timah*	Tin	INDONESIA
84.	PT DS Jaya Abadi*	Tin	INDONESIA
85.	PT Inti Stania Prima*	Tin	INDONESIA
86.	PT Karimun Mining*	Tin	INDONESIA
87.	PT Kijang Jaya Mandiri*	Tin	INDONESIA
88.	PT Lautan Harmonis Sejahtera *	Tin	INDONESIA
89.	PT Menara Cipta Mulia *	Tin	INDONESIA
90.	PT Mitra Stania Prima*	Tin	INDONESIA
91.	PT Panca Mega Persada*	Tin	INDONESIA
92.	PT Premium Tin Indonesia*	Tin	INDONESIA
93.	PT Prima Timah Utama*	Tin	INDONESIA
94.	PT Rajehan Ariq*	Tin	INDONESIA
95.	PT Refined Bangka Tin*	Tin	INDONESIA
96.	PT Sariwiguna Binasentosa*	Tin	INDONESIA
97.	PT Stanindo Inti Perkasa*	Tin	INDONESIA
98.	PT Sukses Inti Makmur*	Tin	INDONESIA

99.	PT Sumber Jaya Indah*	Tin	INDONESIA
100.	PT Timah Tbk Kundur*	Tin	INDONESIA
101.	PT Timah Tbk Mentok*	Tin	INDONESIA
102.	PT Tinindo Inter Nusa*	Tin	INDONESIA
103.	PT Tommy Utama*	Tin	INDONESIA
104.	Resind Indústria e Comércio Ltda.*	Tin	BRAZIL
105.	Rui Da Hung*	Tin	TAIWAN
106.	Soft Metais Ltda.*	Tin	BRAZIL
107.	Thaisarco*	Tin	THAILAND
108.	White Solder Metalurgia e Mineração Ltda.*	Tin	BRAZIL
109.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	Tin	CHINA
110.	Yunnan Tin Company Limited*	Tin	CHINA
111.	Asaka Riken Co., Ltd.*	Tantalum	JAPAN
112.	Changsha South Tantalum Niobium Co., Ltd.*	Tantalum	CHINA
113.	D Block Metals, LLC*	Tantalum	UNITED STATES
114.	Exotech Inc.*	Tantalum	UNITED STATES
115.	F&X Electro-Materials Ltd.*	Tantalum	CHINA
116.	FIR Metals & Resource Ltd. *	Tantalum	CHINA
117.	Global Advanced Metals Aizu*	Tantalum	JAPAN
118.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES

119.	Guandong Rising Rare Metals – EO Materials Ltd *	Tantalum	CHINA

120.	Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum	CHINA
121.	H.C. Starck Co., Ltd.*	Tantalum	THAILAND
122.	H.C. Starck Hermsdorf GmbH*	Tantalum	GERMANY
123.	H.C. Starck Inc.*	Tantalum	UNITED STATES
124.	H.C. Starck Ltd.*	Tantalum	JAPAN
125.	H.C. Starck Smelting GmbH & Co. KG*	Tantalum	GERMANY
126.	H.C. Starck Tantalum and Niobium GmbH*	Tantalum	GERMANY
127.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA
128.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
129.	Jiangxi Tuohong New Raw Material*	Tantalum	CHINA
130.	JiuJiang Janny New Material Co., Ltd.*	Tantalum	CHINA
131.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA
132.	Jiujiang Tanbre Co., Ltd. *	Tantalum	CHINA
133.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
134.	KEMET Blue Metals*	Tantalum	MEXICO
135.	KEMET Blue Powder*	Tantalum	UNITED STATES
136.	LSM Brasil S.A.*	Tantalum	BRAZIL
137.	Metallurgical Products India Pvt., Ltd. *	Tantalum	INDIA
138.	Mineração Taboca S.A.*	Tantalum	BRAZIL
139.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN

140.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA
141.	NPM Silmet AS*	Tantalum	ESTONIA
142.	Power Resources Ltd.	Tantalum	MACEDONIA
143.	QuantumClean*	Tantalum	UNITED STATES
144.	Resind Indústria e Comércio Ltda.*	Tantalum	BRAZIL
145.	RFH Tantalum Smeltery Co., Ltd./Yanling Juncheng Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
146.	Solikamsk Magnesium Works OAO*	Tantalum	RUSSIAN FEDERATION
147.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN
148.	Telex Metals*	Tantalum	UNITED STATES
149.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN
150.	XinXing HaoRong Electronic Material Co., Ltd.*	Tantalum	CHINA
151.	Advanced Chemical Company*	Gold	UNITED STATES
152.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN
153.	Al Etihad Gold Refinery DMCC*	Gold	UNITED ARAB EMIRATES
154.	Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold	GERMANY
155.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN
156.	AngloGold Ashanti Córrego do Sítio Mineração*	Gold	BRAZIL
157.	Argor-Heraeus S.A.*	Gold	SWITZERLAND
158.	Asahi Pretec Corp.*	Gold	JAPAN
159.	Asahi Refining Canada Ltd.*	Gold	CANADA
160.	Asahi Refining USA Inc.*	Gold	UNITED STATES
161.	Asaka Riken Co., Ltd.*	Gold	JAPAN
162.	AU Traders and Refiners*	Gold	SOUTH AFRICA
163.	Aurubis AG*	Gold	GERMANY
164.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES
165.	Boliden AB*	Gold	SWEDEN
166.	C. Hafner GmbH + Co. KG*	Gold	GERMANY
167.	CCR Refinery - Glencore Canada Corporation*	Gold	CANADA
168.	Cendres + Metaux S.A. *	Gold	SWITZERLAND
169.	Chimet S.p.A.*	Gold	ITALY
170.	Daejin Indus Co., Ltd. *	Gold	KOREA (REPUBLIC OF)
171.	DODUCO Contacts and Refining GmbH *	Gold	GERMANY
172.	Dowa*	Gold	JAPAN
173.	DSC (Do Sung Corporation) *	Gold	KOREA (REPUBLIC OF)
174.	Eco-System Recycling Co., Ltd.*	Gold	JAPAN
175.	Emirates Gold DMCC*	Gold	UNITED ARAB EMIRATES
176.	Geib Refining Corporation*	Gold	UNITED STATES
177.	Gold Refinery of Zijin Mining Group Co., Ltd. *	Gold	CHINA
178.	HeeSung Metal Ltd.*	Gold	KOREA (REPUBLIC OF)
179.	Heimerle + Meule GmbH*	Gold	GERMANY
180.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA
181.	Heraeus Precious Metals GmbH & Co. KG*	Gold	GERMANY
182.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA
183.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN
184.	Istanbul Gold Refinery*	Gold	TURKEY

185.	Italpreziosi*	Gold	ITALY
186.	Japan Mint*	Gold	JAPAN
187.	Jiangxi Copper Co., Ltd.*	Gold	CHINA
188.	JSC Uralelectromed*	Gold	RUSSIAN FEDERATION
189.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN
190.	Kazzinc*	Gold	KAZAKHSTAN
191.	Kennecott Utah Copper LLC*	Gold	UNITED STATES
192.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN
193.	Korea Zinc Co., Ltd.*	Gold	KOREA (REPUBLIC OF)
194.	Kyrgyzaltyn JSC*	Gold	KYRGYZSTAN
195.	L’Orfebre S.A.	Gold	ANDORRA
196.	LS-NIKKO Copper Inc.*	Gold	KOREA (REPUBLIC OF)
197.	Marsam Metals *	Gold	BRAZIL
198.	Materion*	Gold	UNITED STATES
199.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN
200.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA
201.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE
202.	Metalor Technologies (Suzhou) Ltd. *	Gold	CHINA
203.	Metalor Technologies S.A.*	Gold	SWITZERLAND
204.	Metalor USA Refining Corporation*	Gold	UNITED STATES
205.	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Gold	MEXICO
206.	Mitsubishi Materials Corporation*	Gold	JAPAN
207.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN
208.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA
209.	Moscow Special Alloys Processing Plant*	Gold	RUSSIAN FEDERATION
210.	Nadir Metal Rafineri San. Ve Tic. A.*	Gold	TURKEY
211.	Nihon Material Co., Ltd.*	Gold	JAPAN
212.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA
213.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN
214.	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Gold	RUSSIAN FEDERATION
215.	OJSC Novosibirsk Refinery*	Gold	RUSSIAN FEDERATION
216.	PAMP S.A.*	Gold	SWITZERLAND
217.	Planta Recuperadora de Metales SpA*	Gold	CHILE
218.	Prioksky Plant of Non-Ferrous Metals*	Gold	RUSSIAN FEDERATION
219.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA
220.	PX Précinox S.A.*	Gold	SWITZERLAND
221.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA
222.	REMONDIS PMR B.V.	Gold	NETHERLANDS
223.	Royal Canadian Mint*	Gold	CANADA
224.	SAAMP*	Gold	FRANCE
225.	Safimet S.p.A.*	Gold	ITALY
226.	Samduck Precious Metals*	Gold	KOREA (REPUBLIC OF)
227.	SAXONIA Edelmetalle GmbH*	Gold	GERMANY
228.	SEMPSA Joyería Platería S.A.*	Gold	SPAIN

229.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA
230.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA
231.	Singway Technology Co., Ltd.*	Gold	TAIWAN
232.	SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold	RUSSIAN FEDERATION
233.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN
234.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN
235.	SungEel HiMetal Co., Ltd.*	Gold	KOREA, REPUBLIC OF
236.	T.C.A S.p.A*	Gold	ITALY
237.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN
238.	The Refinery of Shandong Gold Mining Co., Ltd.*	Gold	CHINA
239.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN
240.	Torecom*	Gold	KOREA (REPUBLIC OF)
241.	Umicore Brasil Ltda.*	Gold	BRAZIL
242.	Umicore Precious Metals Thailand*	Gold	THAILAND
243.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM
244.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES
245.	Valcambi S.A.*	Gold	SWITZERLAND
246.	Western Australian Mint trading as The Perth Mint*	Gold	AUSTRALIA
247.	WIELAND Edelmetalle GmbH*	Gold	GERMANY
248.	Yamakin Co., Ltd.*	Gold	JAPAN
249.	Yokohama Metal Co., Ltd.*	Gold	JAPAN
250.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA

2.	Table 2:

Listed below are the 34 Smelters identified to us by our Suppliers as potentially in our supply chain for 2018 that have processed CMs of undeterminable origin. “Active” means the Smelter has committed to participate in a third-party audit of its Conflict Status, as reported by the RMAP.   The location information and “Active” status are as reported by the RMAP as of February 1, 2019.

No.	Smelter	Metal	Country	Active
1.	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA
2.	An Vinh Joint Stock Mineral Processing Company	Tin	VIETNAM
3.	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Tin	VIETNAM
4.	Estanho de Rondônia S.A.	Tin	BRAZIL
5.	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA	√
6.	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM
7.	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM
8.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY
9.	Bangalore Refinery	Gold	INDIA	√
10.	Caridad	Gold	MEXICO
11.	Chugai Mining	Gold	JAPAN	√
12.	Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA
13.	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA
14.	Guangdong Jinding Gold Limited	Gold	CHINA
15.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA
16.	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA
17.	Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA

18.	HwaSeong CJ CO., LTD.	Gold	KOREA (REPUBLIC OF)
19.	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	RUSSIAN FEDERATION
20.	Kazakhmys Smelting LLC	Gold	KAZAKHSTAN
21.	KGHM Polska Miedz Spólka Akcyjna	Gold	POLAND	√
22.	L’azurde Company for Jewelry	Gold	SAUDI ARABIA
23.	Lingbao Gold Co., Ltd.	Gold	CHINA
24.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA
25.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA
26.	Morris and Watson	Gold	NEW ZEALAND
27.	Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN
28.	Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA
29.	Refinery of Seemine Gold Co., Ltd	Gold	CHINA
30.	Sabin Metal Corp.	Gold	UNITED STATES
31.	Samwon Metals Corp.	Gold	KOREA (REPUBLIC OF)
32.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA
33.	Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA
34.	Yunnan Copper Industry Co., Ltd.	Gold	CHINA

Appendix B
Independent Private Sector Auditor Report

Crowe LLP
Independent Member Crowe Global

INDEPENDENT AUDITOR’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

Whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the conflict Minerals Report for the reporting period from January 1, 2018 through December 31, 2018, is in conformity, in all material respects, with the criteria set forth in the Organization for Economics Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict -Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and

•

Whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2018 through December 31, 2018, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed is in accordance with the criteria, in all material respects. An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error. We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
•	The completeness of the Company’s description of the diligence measures performed;
•	The Suitability of the design or Operating effectiveness of the Company’s due diligence process;
•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results of; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion,

•

The design of the Company’s due diligence framework for the reporting period from January 1, 2018 through December 31, 2018, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity with the OECD Due Diligence Guidance, in all material respects and

•

The Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2018 through December 31, 2018, is consistent with the due diligence process that the Company undertook, in all material respects.

Dallas, Texas
May 9, 2019	/s/ Crowe LLP
Crowe LLP